Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lantronix, Inc. of our report dated August 22, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2014.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of the Registration Statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

November 13, 2014